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On October 31, 2006, Trammell Crow Company (the “Company”) announced that it entered into an Agreement and Plan of Merger, dated as of October 30, 2006, with CB Richard Ellis Group, Inc. (“CBRE”) and A-2 Acquisition Corp., a wholly-owned subsidiary of CBRE.  Set forth below is the transcript of a video to be made available on the Company’s intranet.

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The Perfect Fit
Trammell Crow Company Integration Meeting
November 2, 2006
Dallas, Texas

Bob Sulentic

I’ll start by telling you before I start to make the introductions — I know you all know Mike. I am extremely enthused by this combination. It makes us part of what will clearly be the strongest commercial real estate services and development firm in the world with the best global platform, the best culture, the best base of customers. So it’s exciting. And I think it provides a great future for our people. Obviously great for our investors. And we’re going to talk about that a little today.

Brett White

I’ve been in this business 23 years and my career started as an industrial brokerage trainee in San Diego in 1984 and from the first interactions I had with Trammell Crow Company — I found something very different than the interactions I was having with my other customers. The first thing I found was, these folks were a lot smarter than I was. I’m not a dumb guy. I am certainly not a rocket scientist, but in the real estate industry, I can hold my own with most. I found in my very early meetings with several Trammell Crow folks - that I was dealing with a different group of customers. These folks were bright, they were sharp, they were motivated and they talked the language that was different than most customers I dealt with . Their language was all about doing the right thing, long term value and they had an attitude about customer service that at that time in the business didn’t exist. It was an attitude of really making sure that my customers, which were tenants, knew that Trammell Crow Company was something different. And they were able to convey that in a lot of different ways.

Bob Sulentic

Like you, Brett, I started in industrial leasing in 1984 in Houston, so we competed and admired CB for years and the first thing I’d say is it’s startling the progress that CBRE has made over the 20+ years I’ve been in the business. I think the company we’re about to be part of will be better than any company and bigger than any company this industry’s ever seen. But you guys have already arrived there. I never thought a company in our industry would get to the global scale and the capability CBRE had before we got to this transaction and we were in great admiration of that.

Brett White

Right when I entered management in the early 1990’s, you were transitioning to a services firm. You’d been doing services, but not in a big aggressive way and really not as a competitor of my company. But that changed very quickly in the 90’s and then I was dealing with you as both a customer and a competitor. But my interactions with the Trammell Crow Company didn’t change. I found that as a competitor, your firm comports themselves in a way that was markedly different than other competitors I had in the marketplace. And the reason that I believe, at least in my own personal experience, we didn’t have a lot of problems, was that your folks culture, the way you thought about doing your business, the way you thought about treating your customers and your employees and your competitors, was different than the other folks we competed with and it was something that I’ve always greatly admired.

Bob Sulentic

I’m pretty sure, because we’re all people and we have all the characteristics that people generally have… I’m pretty sure that you’re sitting there where I was sitting a few months ago — concerned. That we’re headed into some unknown waters, right? And are the people that we’re going to be going down this path with our kind of people? I think they’re our kind of people and I think we’re their kind of people and both those things are important and that culture will include things like integrity — something that we’ve always held close to our hearts. Hard work. We’re competitive, we’re entrepreneurial, but when we talk about ourselves, we’ve also talked a lot about the fact that we gained the advantage because we could work together. We could cooperate. Entrepreneurial, competitive, hard-working people sometimes find that hard to do and particularly in an industry that is transactionally oriented, we’ve become real, real good at Trammell Crow Company in providing solutions—integrated solutions to our customers because we could work together and in my time working with Cal and Brett and others in the CB organization over the last few months, I’m totally convinced that they share that character and that culture and I think both of us together are going to accelerate in that regard. I think there is going to be more cooperating and more leveraging off this platform than any of us could have imagined.

Mike Lafitte

But what I would tell you to a man and to a woman, the people that I have personally interacted with that CBRE have felt just like home and if… I know the feeling we have when we go to our leadership conference every year and you interact with the people. I would tell you the interaction, as I see Jim Reed down here who runs the whole east region for CB Richard Ellis. …I tell you — that feeling.  …you guys will quickly agree with me once you start to interact with the leaders of CBRE because it’s not just those on this stage, but I would tell you, when you go deeper into the organization, you’re going to see people that think just like we think. So I think the people side is going to be very comfortable and it will feel like home.

Brett White

I’ve had a number of folks around the country email me and call me to say they’ve gone to talk to their customers, or customers have said — what a logical and perfect fit. You folks are a lot alike and where you’re strong, they’re weak and where they’re strong, you’re a little bit weaker and this is a good fit. But first and foremost, I think the culture told us that if we felt there was a strategic opportunity to merge here, that the culture would be supportive of that because the cultures were a lot and are a lot alike. The values of the Trammell Crow Company sound a lot like our values and they mean them just like we mean them. And I hope that in your personal experiences with Trammell Crow Company, you would concur with that.

Cal Frese

One of the things we’ve been really focused on is how we get new DNA into our organization. Our real estate tends to be fairly vertical. You come in when you’re young and you spend a whole career. We found that that’s just not good enough for us. We need to be able to use the whole business world as a source of talent. So we’ve done some work to allow us to assess and find good people from outside the industry, but this deal will bring so much talent into our organization and new DNA that we’re really excited about the advantage the intellectual capital will gain in this process.

Bob Sulentic

As we’ve become big enough with our big customers, that we couldn’t just be a US-centric company, we’ve had growing concern that the format we were pursuing using alliances to serve our international and global customers outside the US was becoming sub-optimal and we were pretty sure that we were going to have to do something to attach ourselves one way or another, either be acquired or acquire someone to end up in a position where we were part of a very strong global platform.

Mike Lafitte

Make no mistake about it, this is the deal and when we think through the landscape of — what did we want to do with this company? Do we want to grow it organically and stay on our path? Do we want to merge with someone? Don’t be confused. This is the deal that the management team and the board has chosen for the Trammell Crow Company and that wasn’t done just overnight and it wasn’t done without a lot of thought. But I think we’ve made the right decision.

Brett White

When this is completed and bedded down which I imagine should be in the next couple of months, what you’re going to find is a company that emerges from all this which is very, very different than anybody else in the competitive marketplace. We’ll be the first company in the real estate services industry and in the Fortune 500. Terrific. What does that really mean to you and I? Not much. We can brag about it once in awhile. We’ll put it in a few ads. But it means something out in the industry. It will mean something to your customers. But believe me when I tell you that it matters to customers. …the financial strength of the company with whom they do work. It matters a lot. And for our customers — what they know is we’re an even stronger company with this acquisition in place than we were before. We’re a company they can count on. We’re a company they can rely on. We’re a company that gets lots of public attention. But this company that we’re all going to be a part of is going to be something significant. We’re going to have a view. We’re going to have a view on the marketplace, customer service, we’re going to have a view on how we treat our employees…how we treat each other…My hope is…my objective is that that view sets the highest bar in the industry. We can do that. Those are the things we should focus on. How we treat each other. How we treat our customers. These are very, very important things and an opportunity for us that I think is right there for the taking.

Mike Lafitte

One of the wonderful things about this deal for all of us is the continuation of the Trammell Crow name. And the idea that that is going to survive and it will go back to its roots as the development company and I know that Bob and Bill Concannon called Harlan Monday night to talk to him about the deal so that the family knew. On Halloween night, I happened to be with Harlan at a function and I spoke with Lucy the day of the announcement and they had a lot of spring in their step and Harlan said he had gone over trick or treating with his kids that night and went to Trammell’s house and walked in and his kids were there and he went over to his father and said it was a good day for business for the company. He said he left it at that and that Mrs. Crow was really proud. He was just…he was amazed at what we’ve done with this company in terms or creating values.

Cal Frese

You should understand that the Cal Frese and all of CB Richard Ellis, we take this seriously. The most important thing for us is building a company we’re proud of. .. .filling it with people who feel the way we do…value the things we value and we’re proud to walk down the street with. So you can be assured that we’re going to treat your brand with the same pride and care that we treat our own…

Brett White

During this integration — there’s going to be a lot of questions. …you’re going to want a lot of things…probably from as mundane as — is my monthly cost of insurance going to go up or down? To as important as — is this the kind of company I want to work for? Every one of those questions are going to need to be answered. Some will be easy to answer and some won’t. One of our philosophies is that any time we bring together our company with another company — if we do it right, when mergers connect, the combination is something greater than existed in either two companies before. ..that’s our objective here is to understand even better what it is that makes you special and great and to transport those qualities into this integrated company going forward and if we can do that correctly, we’re going to have a company that is unlike anything in the industry and I can tell you with absolute confidence, we will do that correctly and we will emerge as something very different than anything this industry has seen before.

SEC Legend

The Company filed with the SEC a definitive proxy statement to be used by the Company to solicit the approval of its stockholders for the proposed merger on November 15, 2006.  The Company may also file other documents concerning the proposed merger.  You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to the proxy statement, because they will contain important information.  You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, at the SEC’s Internet Site (http://www.sec.gov) or directly from the Company by contacting Investor Relations at ir@trammellcrow.com, or by mail at Investor Relations, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, or by telephone: (214) 863-3020.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the Company’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2006, and the proxy statement regarding the proposed merger when it becomes available.  Additional information regarding the interests of such potential participants is included in the definitive proxy statement, and other relevant documents filed with the SEC.

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Cautionary Language Regarding Forward-Looking Statements

This filing contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward looking statements relating to expectations about future results or events are based upon information available to the Company and CBRE as of today’s date, and the Company and CBRE assume no obligation to update any of these statements.  The forward looking statements are not guarantees of the future performance of the Company, CBRE or the combined company, and actual results may vary materially from the results and expectations discussed.  For instance, although the Company and CBRE have signed an agreement for a subsidiary of CBRE to merge with and into the Company, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of the Company’s stockholders or government approvals or if either the Company or CBRE fail to satisfy conditions to closing.  Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of the Company into CBRE’s business and the combined company’s ability to compete in the highly competitive real estate services industry.  The revenues, earnings and business prospects of the Company and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, (i) the ability of the Company to complete the proposed transaction with CBRE due to a number of factors, including but not limited to, the ability of the Company and CBRE to satisfy the various conditions contained in the merger agreement between the parties, including Trammell Crow stockholder approval, regulatory approvals and other customary conditions, (ii) the ability of the Company to retain its major customers and renew its contracts, (iii) the ability of the Company to attract new user and investor customers, (iv) the ability of the Company to manage fluctuations in net earnings and cash flow which could result from the Company’s participation as a principal in real estate investments, (v) the Company’s ability to continue to pursue its growth strategy, (vi) the Company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (vii) the Company’s ability to compete in highly competitive national and local business lines, (viii) the Company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management), (ix) the timing of individual transactions, (x) the ability of the Company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale and (xi) the ability of the Company to compete effectively in the international arena and manage the risks of operating in the international arena (including foreign currency exchange risk). In addition, the Company’s ability to achieve certain anticipated results will be subject to other factors affecting the Company’s business that are beyond the Company’s control, including but not limited to general economic conditions (including interest rates, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets), the effect of government regulation on the conduct of the Company’s business and the threat of terrorism and acts of war. These and other risks have been identified from time to time in the Company’s and CBRE’s SEC reports and public announcements.